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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 9, 1998 appearing on page F-2 of Anchor National Life Insurance Company's Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.




         PricewaterhouseCoopers LLP
         Los Angeles, California
         March 31, 1999